                                                               EXHIBIT 4(g)(vi)

                                                                 QUALIFIED PLAN
                                                                    ENDORSEMENT


We have issued this endorsement as part of the Group Contract to which it is attached on the Issue Date.

At least one of the following Certificate endorsements will be offered to Certificate Owners (only one endorsement will be issued with any one Certificate):

     END.IRA(9)          Individual Retirement Annuity (IRA) Endorsement
     END.TSA(9)          Tax-Sheltered Annuity (TSA) Endorsement
     END.C/K(9)          Corporate/Keogh 401(a) Plan Endorsement

Signed for the
Company:______________________________________________________________________
                                            Secretary


END.A(152)